EXHIBIT 99.1

                        AGREEMENT REGARDING JOINT FILING

                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock of QLT INC.

Date: March 17, 2009                                /s/ James H. Simons
                                                    ----------------------------
                                                    James H. Simons

                                                    Renaissance Technologies LLC


                                                    /s/ Mark Silber
                                                    ----------------------------
                                                    By: Mark Silber
                                                        Executive Vice President


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